FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

BOLIVAR PLAZA APTS, L.P.

DECEMBER 31, 2007

BOLIVAR PLAZA APTS, L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Bolivar Plaza Apts, L.P.

We have audited the accompanying balance sheet of Bolivar Plaza Apts, L.P., a Missouri Limited Partnership, as of December 31, 2007 and the related statements of operations, changes in partners’ capital and cash flows for the year then ended. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bolivar Plaza Apts, L.P. as of December 31, 2007 and the results of its operations, changes in partners’ capital and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Metairie, Louisiana

February 26, 2008

F-1

BOLIVAR PLAZA APTS, L.P.

BALANCE SHEET

DECEMBER 31, 2007

		2007
	ASSETS

CURRENT ASSETS
1120	Cash - Operating	$11,681
1200	Miscellaneous Prepaid Expenses	929
	1100T Total Current Assets	12,610

DEPOSITS HELD IN TRUST - FUNDED
1191	Tenant Deposits Held in Trust	7,195

RESTRICTED DEPOSITS AND FUNDED RESERVES
1310	Escrow Deposits	5,807
1320	Replacement Reserve	61,215
	1300T Total Restricted Deposits/Funded Reserves	74,217

FIXED ASSETS
1410	Land	119,000
1420	Buildings	2,021,764
1450	Furniture for Project/Tenant Use	2,787
1490	Miscellaneous Fixed Assets	6,149
	1400T Total Fixed Assets	2,149,700
	1495 Less: Accumulated Depreciation	(402,352)
	1400N Fixed Assets, Net	1,747,348

	1000T TOTAL ASSETS	$1,834,175

See auditor’s report and accompanying notes to the financial statements.

F-2

BOLIVAR PLAZA APTS, L.P.

BALANCE SHEET

DECEMBER 31, 2007

		2007
	LIABILITIES AND EQUITY

CURRENT LIABILITIES
2123	Accrued Management Fees Payable	$942
2170	Mortgage Payable - First Mortgage (Short Term)	16,456
	2122T Total Current Liabilities	17,398

DEPOSIT AND PREPAYMENT LIABILITIES
2191	Tenant Deposits Held in Trust	7,195

LONG-TERM LIABILITIES
2320	Mortgage Payable	434,420
	2300T Total Long-Term Liabilities	434,420

	2000T Total Liabilities	459,013

PARTNERS’ EQUITY
3130	Partners’ Equity	1,375,162

	2033T TOTAL LIABILITIES AND EQUITY	$1,834,175

See auditor’s report and accompanying notes to the financial statements.

F-3

BOLIVAR PLAZA APTS, L.P.

STATEMENT OF OPERATIONS

DECEMBER 31, 2007

		2007
RENTAL INCOME
5120	Rent Revenue - Gross Potential	$108,608
5121	Tenant Assistance Payments	5,281
	5100T Total Rent Revenue	113,889

VACANCIES
5220	Apartments	(608)
	5200T Total Vacancies	(608)

	5152N Net Rental Revenue	113,281

FINANCIAL REVENUE
5440	Revenue from Investments - Replacement Reserve	1,368
5490	Revenue from Investments - Miscellaneous	134
	5400T Total Financial Revenue	1,502

OTHER REVENUE
5920	Tenant Charges (NSF, Late Charges, etc.)	(50)
	5900T Total Other Revenue	(50)

	5000T Total Revenue	$114,733

See auditor’s report and accompanying notes to the financial statements.

F-4

BOLIVAR PLAZA APTS, L.P.

STATEMENT OF OPERATIONS

DECEMBER 31, 2007

		2007
ADMINISTRATIVE EXPENSES
6210	Advertising and Marketing	$86
6311	Office Expenses	1,724
6320	Management Fee	11,519
6330	Manager or Superintendent Salaries	5,441
6350	Audit Expense	3,745
6360	Telephone	994
6390	Miscellaneous Administrative Expenses	105
	6263T Total Administrative Expenses	23,614

UTILITIES EXPENSE
6450	Electricity	2,615
6451	Water	550
6452	Gas	973
6453	Sewer	779
6454	Cable TV / Internet Access	330
	6400T Total Utilities Expense	5,247

OPERATING AND MAINTENANCE EXPENSE
6510	Operating & Maintenance - Payroll	5,603
6515	Operating & Maintenance - Supplies	2,448
6520	Operating & Maintenance - Contracts	10,236
6525	Garbage and Trash Removal	1,792
6546	Heating/Cooling Repairs and Maintenance	629
6548	Snow Removal	981
6573	Exterminating	1,088
6580	Vacant Unit Preparation	11,366
	6500T Total Operating and Maintenance Expenses	34,143

See auditor’s report and accompanying notes to the financial statements.

F-5

BOLIVAR PLAZA APTS, L.P.

STATEMENT OF OPERATIONS

DECEMBER 31, 2007

		2007
TAXES AND INSURANCE
6710	Real Estate Taxes	$2,895
6711	Payroll Taxes	1,234
6720	Property and Liability Insurance	5,912
6721	Fidelity Bond Insurance	20
6722	Workmen’s Compensation	215
6723	Health Insurance & Other Employee Benefits	53
	6700T Total Taxes and Insurance	10,329

FINANCIAL EXPENSES
6820	Interest on Mortgage Payable	4,605
	6800T Total Financial Expenses	4,605

	6000T Total Cost of Operations Before Depreciation	77,938

	5060T Profit (Loss) Before Depreciation	36,795

6600	Depreciation	(50,544)

	5060N Operating Profit (Loss)	(13,749)

	3250 Net Income (Loss)	$(13,749)

See auditor’s report and accompanying notes to the financial statements.

F-6

BOLIVAR PLAZA APTS, L.P.

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

DECEMBER 31, 2007

				Total
		General	Limited	Partners’
		Partners	Partners	Capital
		0.01%	99.99%	100%

S1100-010	Balance - January 1, 2007	$(9,674)	$1,398,585	$1,388,911

S3250	Net Income (Loss)	(137)	(13,611)	(13,749)

3130	Balance - December 31, 2007	$(9,811)	$1,384,974	$1,375,162

See auditor’s report and accompanying notes to the financial statements.

F-7

BOLIVAR PLAZA APTS, L.P.

STATEMENT OF CASH FLOWS

DECEMBER 31, 2007

Cash flows from operating activities:
Net Income (Loss)	$(13,749)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	50,544
(Increase) decrease in accounts receivable	332
(Increase) decrease in prepaid expenses	1,947
Increase (decrease) in security deposits payable	1
Increase (decrease) in accrued expenses	(440)
Total adjustments	52,384
Net cash provided (used) by operating activities	38,635

Cash flows from investing activities:
Purchase of Fixed Assets	(2,456)
(Deposit) withdrawal to escrows and guarantees	171
(Deposit) withdrawal to replacement reserve	(12,032)
Net cash provided (used) by investing activities	(14,317)

Cash flows from financing activities:
Principal payments on long-term debt	(19,255)
Net cash provided (used) by financing activities	(19,255)

Net increase (decrease) in cash and equivalents	5,063
Cash and equivalents, beginning of year	6,618

Cash and equivalents, end of year	$11,681

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$4,605

See auditor’s report and accompanying notes to the financial statements.

F-8

BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE A - NATURE OF OPERATIONS

Bolivar Plaza Apts, L.P. (the “Partnership”) was formed in Missouri on March 2, 1999 as a Limited Partnership. Under the terms of the Limited Partnership Agreement, the General Partner is MBL Development Co. and the Limited Partners are WNC Housing Tax Credit Fund V Series 4, WNC Housing, LP, and Credit Investors Ptn #7, LLC.

The Partnership was organized to develop, construct, own, maintain and operate thereon 32 multi-family residential units for rental to low-income tenants (the “Project”).

The Project received an allocation of low income housing tax credits from the Missouri Housing Development Commission under Section 42 of the Internal Revenue Code of 1986, as amended. An Extended Low-Income Housing agreement has been executed which requires the utilization of the project pursuant to Section 42 for a minimum of 30 years, even after the disposition of the project by the Partnership.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies consistently applied in the presentation of the accompanying financial statements follows.

Basis of Accounting

The financial statements are prepared on the accrual basis of accounting and in accordance with generally accepted accounting principles.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less at the acquisition date. The Partnership does not include cash restricted for special purposes.

Restricted Deposits

These reserves have been established pursuant to the Regulatory Agreement with MHDC. Funding of these reserves is made on a monthly basis and disbursements from the reserves can be made only with the approval of MHDG.

Concentration of Credit Risk

The Partnership maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. Management believes the Partnership is not exposed to any significant credit risk on cash and cash equivalents.

F-9

BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Real Estate Capitalization and Depreciation

Real Estate is stated at cost. Major additions and improvements will be capitalized, while items which do not extend the useful lives of the assets will be expended currently. Depreciation will be provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method and modified accelerated cost recovery system. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations. The estimated service lives are 27.5, 15, and 5 years for buildings, improvements, and furniture and fixtures, respectively.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived asset is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2007.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the residents of the property are operating leases.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements. Taxable income or loss passes through to and is reportable by the partners individually.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

F-10

BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE C - SCHEDULE OF FUNDS IN FINANCIAL INSTITUTIONS

Funds in Financial Institutions as of December 31, 2007:

A. Funds Held by Bank, Regular Accounts:
Mid-Missouri Bank, Operating Account	$11,681

B. Funds Held by Bank, in Trust, Tenant Security Deposit:
Independent Farmers Bank, Tenant Security Deposit	7,195

Funds Held by Bank, Total		$18,876

C. Funds Held by Mortgagee, in Trust:
1. Tax and Insurance Escrow, MHDC	5,807
2. Reserve for Replacements, MHDC	61,215

Funds Held by Mortgagee, Total		67,022

Total Funds in Financial Institutions		$85,898

NOTE D - RESTRICTED CASH

Tenant Security Deposits

As required by the MHDC, the Partnership maintains a separate account for tenant security deposits. As deposits are received they are deposited into a separate bank account and held in trust for the tenants until they vacate the property. Any amounts not returned to the tenant due to lease violations are transferred to the Partnership’s general operating account. The balance of the account totaled $7,195 at December 31, 2007.

Tax and Insurance Escrow

This account is required by and held by MHDC and is funded monthly by the Partnership for payment of annual insurance and property taxes. The balance of the account totaled $5,807 at December 31, 2007.

Reserve for Replacements

Balance - January 1, 2007	$51,156
Monthly payments to mortgagee	9,333
Interest	726
Balance - December 31, 2007	$61,215

This account is required by and held by MHDC and is funded monthly by the Partnership for replacement of capital assets and major repairs.

F-11

BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE E - SCHEDULE OF CHANGES IN FIXED ASSET ACCOUNTS

	Balance Jan. 1, 2007	Additions	Balance Dec. 31, 2007

Land	$119,000	$-	$119,000
Building	2,021,764	-	2,021,764
Office Furniture & Equipment	331	2,456	2,787
Miscellaneous	4,175	1,974	6,149
	$2,145,270	$4,430	$2,149,700

NOTE F - MORTGAGE PAYABLE

The Mortgage payable represents the amount outstanding on the mortgage commitment to MHDC. Interest on the unpaid balance is payable at the rate of 1% per annum up to and including the date of final endorsement. The note is dated June 1, 2000, and is payable in 360 monthly installments of $1,865.49 including interest and principal. All real property of the Partnership serves as collateral for this loan.

As of December 31, 2007, the mortgage payable balance was $450,876 and accrued interest was $0.

Aggregate maturities of long term debt for the next five years are as follows:

December 31, 2008	$16,456
2009	18,125
2010	18,307
2011	18,491
2012	18,677
and Thereafter	360,820
Totals	$450,876

NOTE G - RELATED PARTY TRANSACTIONS

Management fee

During 2007, management fees of $11,519 were expensed to operations. Management Fees payable to the General Partner totaled $3,830. Management fees payable as of December 31, 2007 totaled $942.

F-12

BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE H – PARTNERS

For the current reporting period, the Partnership has one General Partner, MBL Development CO. and the following limited partners: WNC Housing Tax Credit Fund V Series 4, WNC Housing, LP, and Credit Investors Ptn #7, LLC.

Total investor contributions in accordance with the partnership agreement are $1,161,000.

NOTE I - PROFITS AND LOSSES AND DISTRIBUTIONS

All profits, losses, non-deductible expenditures incurred or accrued on or after the commencement date, other than those arising from a capital transaction, shall be allocated 99.98% to the Investment Limited Partner, .01% to the Missouri Limited Partner, .0051% to the Managing General Partner, and .0049% to the Co-General Partner.

Cash flow is defined as profits or losses of the Partnership from and after the commencement date subject to any non-cash adjustments.

In accordance with the regulatory agreement, the annual distribution is limited; unpaid distributions may accumulate for payment the following year.

Distributable cash flow is payable annually as follows:

1)	for any amounts owed, but not paid, to the Investment Limited Partner and/or Missouri Limited Partner;

2)	for any and all accrued interest and unpaid principal of any outstanding Limited Partner operating deficit loans;

3)	for the payment of any accrued and unpaid interest due on the Developer Loan and then to the principal amount of the Developer Loan;

4)	for the repayment of the principal amount of any General Partner operating deficit loans;

5)	to pay the Annual Partnership Management Fee for such year and then to the payment of any deferred management fees;

6)	to the payment of the Management Incentive Fee for such year; and

7)	the balance thereof shall be distributed annually 30% to the Investment Limited Partner, 35% to the Managing General Partner, and 35% to the Co-General Partner.

F-13

BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE J – ADVERTISING

The partnership incurred advertising costs of $86 in 2007.

NOTE K - CONCENTRATION OF RISK

The Partnership’s sole asset is the apartment complex and is exposed to various risks of loss due to torts; thefts of, damage to, and destruction of assets; errors and omissions; and natural disasters for which the Partnership maintains commercial insurance.

The Partnership’s operations are concentrated in the affordable housing real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies, including, but not limited to, MHDC and the State Housing Agency. Such administrative directives, rules and regulations are subject to change by an act of Congress or an administrative change mandated by MHDC or the State Housing Agency. Such changes may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

F-14

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

BOLIVAR PLAZA APTS, L.P.

DECEMBER 31, 2008

BOLIVAR PLAZA APTS, L.P.

INDEPENDENT AUDITOR’S REPORT

To the Partners

Bolivar Plaza Apts, L.P.

We have audited the accompanying balance sheet of Bolivar Plaza Apts, L.P., as of December 31, 2008 and the related statements of operations, changes in partners’ capital and cash flows for the year then ended. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bolivar Plaza Apts, L.P. as of December 31, 2008 and the results of its operations, changes in partners’ capital and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Metairie, Louisiana

March 15, 2009

F-1

BOLIVAR PLAZA APTS, L.P.

BALANCE SHEET

DECEMBER 31, 2008

2008
ASSETS

CURRENT ASSETS
1120 Cash – Operating	$3,125
1200 Miscellaneous Prepaid Expenses	2,621
1100T Total Current Assets	5,746

DEPOSITS HELD IN TRUST - FUNDED
1191 Tenant Deposits Held in Trust	8,358

RESTRICTED DEPOSITS AND FUNDED RESERVES
1310 Escrow Deposits	5,187
1320 Replacement Reserve	63,548
1300T Total Restricted Deposits/Funded Reserves	77,093

FIXED ASSETS
1410 Land	119,000
1420 Buildings	2,024,114
1450 Furniture for Project/Tenant Use	4,590
1490 Miscellaneous Fixed Assets	6,148
1400T Total Fixed Assets	2,153,852
1495 Less: Accumulated Depreciation	(758,576)
1400N Fixed Assets, Net	1,395,276

1000T TOTAL ASSETS	$1,478,115

See auditor’s report and accompanying notes

F-2

BOLIVAR PLAZA APTS, L.P.

BALANCE SHEET

DECEMBER 31, 2008

2008
LIABILITIES AND EQUITY
CURRENT LIABILITIES
2123 Accrued Management Fees Payable	$942
2170 Mortgage Payable - First Mortgage (Short Term)	18,125
2122T Total Current Liabilities	19,067

DEPOSIT AND PREPAYMENT LIABILITIES
2191 Tenant Deposits Held in Trust	8,358

LONG-TERM LIABILITIES
2320 Mortgage Payable	416,295
2300T Total Long-Term Liabilities	416,295

2000T Total Liabilities	443,720

PARTNERS’ EQUITY
3130 Partners’ Equity	1,034,395

2033T TOTAL LIABILITIES AND EQUITY	$1,478,115

See auditor’s report and accompanying notes

F-3

BOLIVAR PLAZA APTS, L.P.

STATEMENT OF OPERATIONS

DECEMBER 31, 2008

2008
RENTAL INCOME
5120 Rent Revenue - Gross Potential	$110,018
5121 Tenant Assistance Payments	4,868
5100T Total Rent Revenue	114,886

5152N Net Rental Revenue	114,886

FINANCIAL REVENUE
5440 Revenue from Investments - Replacement Reserve	1,288
5490 Revenue from Investments - Miscellaneous	99
5400T Total Financial Revenue	1,387

OTHER REVENUE
5920 Tenant Charges (NSF, Late Charges, etc.)	92
5900T Total Other Revenue	92

5000T Total Revenue	$116,365

See auditor’s report and accompanying notes

F-4

BOLIVAR PLAZA APTS, L.P.

STATEMENT OF OPERATIONS

DECEMBER 31, 2008

2008
ADMINISTRATIVE EXPENSES
6203 Conventions, Meetings & Training	$605
6210 Advertising and Marketing	1,182
6311 Office Expenses	1,167
6320 Management Fee	12,378
6330 Manager or Superintendent Salaries	6,912
6350 Audit Expense	3,420
6360 Telephone	1,012
6263T Total Administrative Expenses	26,676

UTILITIES EXPENSE
6450 Electricity	3,451
6451 Water	268
6452 Gas	(8)
6453 Sewer	275
6454 Cable TV / Internet Access	330
6400T Total Utilities Expense	4,316

OPERATING AND MAINTENANCE EXPENSE
6510 Operating & Maintenance - Payroll	6,740
6515 Operating & Maintenance - Supplies	3,726
6520 Operating & Maintenance - Contracts	11,613
6525 Garbage and Trash Removal	1,330
6546 Heating/Cooling Repairs and Maintenance	567
6548 Snow Removal	1,458
6573 Exterminating	1,138
6580 Vacant Unit Preparation	16,510
6500T Total Operating and Maintenance Expenses	43,082

See auditor’s report and accompanying notes

F-5

BOLIVAR PLAZA APTS, L.P.

STATEMENT OF OPERATIONS

DECEMBER 31, 2008

2008
TAXES AND INSURANCE
6710 Real Estate Taxes	$3,049
6711 Payroll Taxes	1,520
6720 Property and Liability Insurance	4,704
6721 Fidelity Bond Insurance	21
6722 Workmen’s Compensation	345
6723 Health Insurance & Other Employee Benefits	75
6700T Total Taxes and Insurance	9,714

FINANCIAL EXPENSES
6820 Interest on Mortgage Payable	4,065
6800T Total Financial Expenses	4,065

6000T Total Cost of Operations Before Depreciation	87,853

5060T Profit (Loss) Before Depreciation	28,512

6600 Depreciation	(75,752)

5060N Operating Profit (Loss)	(47,240)

NON-OPERATING EXPENSES
7115 Annual Local Administrative Fee	(13,054)
7100 Net Entity Expenses	(13,054)

3250 Net Income (Loss)	$(60,294)

See auditor’s report and accompanying notes

F-6

BOLIVAR PLAZA APTS, L.P.

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

DECEMBER 31, 2008

				Total
		General	Limited	Partners’
		Partners	Partners	Capital
		0.01%	99.99%	100%
S 1100-010	Balance - January 1, 2008	$(9,811)	$1,384,973	$1,375,162

	Prior Period Adjustment	(2,805)	(277,668)	(280,473)

S 3250	Net Income (Loss)	(603)	(59,691)	(60,294)

3130	Balance - December 31, 2008	$(13,219)	$1,047,614	$1,034,395

See auditor’s report and accompanying notes

F-7

BOLIVAR PLAZA APTS, L.P.

STATEMENT OF CASH FLOWS

DECEMBER 31, 2008

Cash flows from operating activities:
Net Income	$(60,294)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	75,752
(Increase) decrease in prepaid expenses	1,692
Total adjustments	74,060
Net cash provided (used) by operating activities	13,766

Cash flows from investing activities:
Purchase of Fixed Assets	(4,153)
(Deposit) withdrawal to escrows and guarantees	620
(Deposit) withdrawal to replacement reserve	(2,333)
Net cash provided (used) by investing activities	(5,866)

Cash flows from financing activities:
Principal payments on long-term debt	(16,456)
Net cash provided (used) by financing activities	(16,456)

Net increase (decrease) in cash and equivalents	(8,556)
Cash and equivalents, beginning of year	11,681

Cash and equivalents, end of year	$3,125

See auditor’s report and accompanying notes

F-8

BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

NOTE A - NATURE OF OPERATIONS

Bolivar Plaza Apts, L.P. (the “Partnership”) was formed in Missouri on March 2, 1999 as a Limited Partnership. Under the terms of the Limited Partnership Agreement, the General Partner is MBL Development Co. and the Limited Partners are WNC Housing Tax Credit Fund V Series 4, WNC Housing, LP, and Credit Investors Ptn #7, LLC

The Partnership was organized to develop, construct, own, maintain and operate thereon 32 multi-family residential units for rental to low-income tenants (the “Project”).

The Project received an allocation of low income housing tax credits from the Missouri Housing Development Commission under Section 42 of the Internal Revenue Code of 1986, as amended. An Extended Low-Income Housing agreement has been executed which requires the utilization of the project pursuant to Section 42 for a minimum of 30 years, even after the disposition of the project by the Partnership.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies consistently applied in the presentation of the accompanying financial statements follows.

Basis of Accounting

The financial statements are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less at the acquisition date. The Partnership does not include cash restricted for special purposes.

Restricted Deposits

These reserves have been established pursuant to the Regulatory Agreement with MHDC. Funding of these reserves is made on a monthly basis and disbursements from the reserves can be made only with the approval of MHDG.

Concentration of Credit Risk

The Partnership maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. Management believes the Partnership is not exposed to any significant credit risk on cash and cash equivalents.

F-9

BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Real Estate Capitalization and Depreciation

Real Estate is stated at cost. Major additions and improvements will be capitalized, while items which do not extend the useful lives of the assets will be expended currently. Depreciation will be provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method and modified accelerated cost recovery system. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations. The estimated service lives are 27.5, 15, and 5 years for buildings, improvements, and furniture and fixtures, respectively.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived asset is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2008.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the residents of the property are operating leases.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements. Taxable income or loss passes through to and is reportable by the partners individually.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

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BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

NOTE C - SCHEDULE OF FUNDS IN FINANCIAL INSTITUTIONS

Funds in Financial Institutions as of December 31, 2008:

A. Funds Held by Bank, Regular Accounts:
Mid-Missouri Bank, Operating Account	$3,125

B. Funds Held by Bank, in Trust, Tenant Security Deposit:
Independent Farmers Bank, Tenant Security Deposit	8,358

Funds Held by Bank, Total		$11,483

C. Funds Held by Mortgagee, in Trust:
1. Tax and Insurance Escrow, MHDC	5,187
2. Reserve for Replacements, MHDC	63,548

Funds Held by Mortgagee, Total		68,735

Total Funds in Financial Institutions		$80,218

NOTE D - RESTRICTED CASH

Tenant Security Deposits

As required by the MHDC, the Partnership maintains a separate account for tenant security deposits. As deposits are received they are deposited into a separate bank account and held in trust for the tenants until they vacate the property. Any amounts not returned to the tenant due to lease violations are transferred to the Partnership’s general operating account. The balance of the account totaled $8,358 at December 31, 2008.

Tax and Insurance Escrow

This account is required by and held by MHDC and is funded monthly by the Partnership for payment of annual insurance and property taxes. The balance of the account totaled $5,187 at December 31, 2008.

Reserve for Replacements

Balance - January 1, 2008	$61,215
Monthly payments to mortgagee	10,185
Interest	1,288
Authorized disbursements by mortgagee	9,140
Balance - December 31, 2008	$63,548

This account is required by and held by MHDC and is funded monthly by the Partnership for replacement of capital assets and major repairs.

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BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

NOTE E - SCHEDULE OF CHANGES IN FIXED ASSET ACCOUNTS

	Balance		Balance
	Jan. 1, 2008	Additions	Dec. 31, 2008

Land	$119,000	$-	$119,000
Building	2,021,764	2,350	2,024,114
Furniture & Fixtures	8,936	1,803	10,739
	$2,149,700	$4,153	$2,153,853

Accumulated Depreciation

				Net Book
	Balance		Balance	Value
	Jan. 1, 2008	Additions	Dec. 31, 2008	Dec. 31, 2008

Land	$-	$-	$-	$119,000
Buildings	682,824	73,518	756,342	1,267,772
Furniture & Fixtures	-	$2,234	$2,234	8,505
	$682,824	75,752	758,576	$1,395,277

NOTE F - MORTGAGE PAYABLE

The Mortgage payable represents the amount outstanding on the mortgage commitment to MHDC. Interest on the unpaid balance is payable at the rate of 1% per annum up to and including the date of final endorsement. The note is dated June 1, 2000, and is payable in 360 monthly installments of $1,865.49 including interest and principal. All real property of the Partnership serves as collateral for this loan.

As of December 31, 2008, the mortgage payable balance was $434,420 and accrued interest was $0.

Aggregate maturities of long term debt for the next five years are as follows:

December 31, 2009	$18,125
2010	18,307
2011	18,491
2012	18,677
2013	18,864
and Thereafter	341,956

Totals	$434,420

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BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

NOTE G - RELATED PARTY TRANSACTIONS

Management fee

Action Management & Consulting Services, LLC, an affiliate of the General Partner, manages the Property pursuant to the current management agreement. The management agreement provides for a management fee of $33 per occupied unit per month. During 2008, a management fee of $12,378 was expensed to operations. Management fees payable as of December 31, 2008 totaled $942.

NOTE H - PARTNERS

For the current reporting period, the Partnership has one General Partner, MBL Development CO. and the following limited partners, WNC Housing Tax Credit Fund V Series 4, WNC Housing, LP, Credit Investors Ptn #7, LLC.

Total investor contributions in accordance with the partnership agreement are $1,161,000.

NOTE I - PROFITS AND LOSSES AND DISTRIBUTIONS

All profits, losses, non-deductible expenditures incurred or accrued on or after the commencement date, other than those arising from a capital transaction, shall be allocated 99.98% to the Investment Limited Partner, .01% to the Missouri Limited Partner, .0051% to the Managing General Partner, and .0049% to the Co-General Partner.

Cash flow is defined as profits or losses of the Partnership from and after the commencement date subject to any non-cash adjustments.

In accordance with the regulatory agreement, the annual distribution is limited; unpaid distributions may accumulate for payment the following year.

Distributable cash flow is payable annually as follows:

1)	for any amounts owed, but not paid, to the Investment Limited Partner and/or Missouri Limited Partner;

2)	for any and all accrued interest and unpaid principal of any outstanding Limited Partner operating deficit loans;

3)	for the payment of any accrued and unpaid interest due on the Developer Loan and then to the principal amount of the Developer Loan;

4)	for the repayment of the principal amount of any General Partner operating deficit loans;

5)	to pay the Annual Partnership Management Fee for such year and then to the payment of any deferred management fees;

6)	to the payment of the Management Incentive Fee for such year; and

7)	the balance thereof shall be distributed annually 30% to the Investment Limited Partner, 35% to the Managing General Partner, and 35% to the Co-General Partner.

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BOLIVAR PLAZA APTS, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

NOTE J - ADVERTISING

The partnership incurred advertising costs of $1,182 in 2008.

NOTE K - CONCENTRATION OF RISK

The Partnership’s sole asset is the apartment complex and is exposed to various risks of loss due to torts; thefts of, damage to, and destruction of assets; errors and omissions; and natural disasters for which the Partnership maintains commercial insurance.

The Partnership’s operations are concentrated in the affordable housing real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies, including, but not limited to, MHDC and the State Housing Agency. Such administrative directives, rules and regulations are subject to change by an act of Congress or an administrative change mandated by MHDC or the State Housing Agency. Such changes may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

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